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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3/A (No. 333-117421), Form S-3 (No. 333-128981) and Form S-8 (No. 333-25013 and No. 333-25017) of Equity Inns, Inc. of our report dated January 30, 2006 relating to the financial statements of McKibbon 3 Hotels, which appears in the Current Report on Form 8-K/A of Equity Inns, Inc. dated January 17, 2006. We also consent to the incorporation by reference in the Registration Statements on Form S-3/A (No. 333-117421), Form S-3 (No. 333-128981) and Form S-8 (No. 333-25013 and No. 333-25017) of Equity Inns, Inc.
of our report dated January 30, 2006 relating to the financial statements of McKibbon 5 Hotels, which appears in the Current Report on Form 8-K/A of Equity Inns, Inc. dated January 17, 2006. We also consent to the incorporation by reference in the Registration Statements on Form S-3/A (No. 333-117421), Form S-3 (No. 333-128981) and Form S-8 (No. 333-25013 and No. 333-25017) of Equity
Inns, Inc. of our report dated January 30, 2006 relating to the financial statements of Maximum 2 Hotels, which appears in the Current Report on Form 8-K/A of Equity Inns, Inc. dated January 17, 2006.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Memphis, Tennessee
February 3, 2006